                                                                   EXHIBIT 10.24

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT") is dated as of November 16, 1998 by and between SZ CAPITAL, L.P., a Delaware limited partnership ("LENDER"), and MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation ("BORROWER").

         Certain capitalized terms used herein shall have the respective meanings as ascribed thereto as set forth in Article I hereof.

                                    RECITALS:

         A. Borrower may, in its sole discretion, request Lender to loan funds to Borrower from time to time and Lender may, in its sole discretion, agree to loan such funds to Borrower.

         B. In the event such funds are loaned by Lender to Borrower, the parties desire to set forth certain terms and conditions governing such loans in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            "ADDITIONAL SHARES" shall have the meaning set forth in Section 8.7(b).

            "ADVANCE" shall mean each advance of the Loan.

            "ADVANCE REQUEST" shall have the meaning set forth in Section
3.1(a).

            "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or executive officer of such Person.

            "APPLICABLE INTEREST RATE" shall mean a rate equal to ten percent (10%) per annum, compounded annually.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in Dallas, Texas are not open for business.

            "CERTIFICATE OF DESIGNATIONS" shall mean that certain
Certificate of Designations relating to the Series E Preferred Stock that is attached as Exhibit "A" hereto and is made a part hereof for all purposes.

            "CLOSING DATE" shall mean the date hereof.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "CONVERSION DATE" shall have the meaning set forth in Section 8.2.

            "CONVERSION NOTICE" shall have the meaning set forth in Section 8.2.

            "CONVERSION RIGHT" shall have the meaning set forth in Section 8.1.

            "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, or any other Loan Documents.

            "DEFAULT" shall mean the occurrence of any event which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

            "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum (adjusted monthly on each Determination Date (as defined in the Note)) equal to the lesser of eighteen percent (18%) per annum and the maximum rate permitted by applicable law.

            "DISCLOSURE DOCUMENT" shall mean any publicly available filing regarding Borrower made by Borrower under the Exchange Act, including, without limitation, Borrower's Form 10-Q Quarterly Report filed with the SEC on November 16, 1998.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "EVENT OF DEFAULT" shall have the meaning set forth in Section
7.1.1.

            "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

            "FINANCING PERIOD" shall have the meaning set forth in Section 2.1.

            "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during the term of the Loan.

            "FOOTHILL CONSENT" shall mean the written consent of Foothill Capital Corporation to the Loan and the other transactions contemplated by this Agreement, in form and substance acceptable to Lender in its sole and absolute discretion.

            "FOOTHILL LOAN" shall mean the indebtedness of Borrower described in that certain Consolidated, Amended and Restated Loan and Security Agreement dated as of August 22, 1996 by and between Borrower, various Subsidiaries of the Borrower and Foothill Capital Corporation, as the same may be increased, amended, restated, replaced, supplemented or otherwise modified from time to time.

            "FOOTHILL SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement of even date herewith by and among Lender, Borrower and Foothill Capital Corporation.

            "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied.

            "GOVERNMENTAL AUTHORITY" shall mean any court, body, board, agency, commission, office or authority of any nature whatsoever for any governmental or regulatory unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            "INVESTMENT BANKER" shall have the meaning set forth in Section 5.1.11.

            "JUNIOR STOCK" shall mean any class or series of preferred or other capital stock of Borrower other than the Series E Preferred Stock.

            "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower or any of its properties or assets, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

            "LOAN" shall mean, in the aggregate, the Advances made by Lender to Borrower, as set forth in, and evidenced by, the Note and the other Loan Documents.

            "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note and any other document executed and/or delivered by Borrower in connection with the Loan.

            "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in any of the following (i) the condition (financial or otherwise), business, performance, operations or properties of Borrower and its Subsidiaries, taken as a whole, (ii) the legality or validity of any Loan Documents, or (iii) Borrower's ability to pay the Debt in accordance with the terms hereof and otherwise substantially comply with the material terms of this Agreement.

            "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

            "MAXIMUM LOAN AMOUNT" shall have the meaning set forth in Section
2.1.

            "MEI HOLDINGS LOANS" shall mean the indebtedness of Borrower evidenced by, collectively, (i) that certain Second Amended and Restated Subordinated Promissory Note dated as of March 27, 1998 executed by Borrower and made payable to the order of MEI Holdings, L.P. in the original principal sum of up to $65,000,000, and (ii) that certain Amended and Restated Promissory Note dated as of March 27, 1998 executed by Borrower and made payable to the order of MEI Holdings, L.P. in the original principal sum of up to $10,000,000, as each may be increased, amended, restated, replaced, supplemented or otherwise modified from time to time.

            "MEI HOLDINGS SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement of even date herewith by and between Borrower and MEI Holdings, L.P.

            "NOTE" shall mean that certain Subordinated Convertible Promissory Note dated as of the date hereof, made by Borrower in favor of Lender in the original principal sum of up to $30,000,000, as the same may be increased, amended, restated, replaced, supplemented or otherwise modified from time to time, and all notes issued upon transfer, division or combination of, or in substitution for, the Note

            "OBLIGATIONS" shall mean any and all debt, liabilities and obligations of Borrower to Lender in connection with the Loan, including, without limiting the generality of the foregoing, the Debt.

            "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by any authorized senior officer of the Borrower.

            "OTHER PROPERTY" shall have the meaning set forth in Section 8.8.

            "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "SEC " shall mean the U.S. Securities Exchange Commission.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SERIES E PREFERRED STOCK" shall mean the preferred stock of the Borrower having the terms set forth in the Certificate of Designations attached as Exhibit "A" and made a part hereof for all purposes.

            "STATED MATURITY" shall mean August 31, 2001.

            "STOCK EXCHANGE" shall mean the principal national securities exchange on which the shares of common stock of Borrower are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the National Association of Securities Dealers, Inc. Automated Quotation System or any similar national system on which the common stock is quoted or traded.

            "SUBSIDIARIES" shall mean any corporation, limited liability company, partnership or other entity whose outstanding equity interests are owned 50% or more by Borrower, by Borrower and one or more Subsidiaries or by one or more Subsidiaries or which is otherwise controlled directly or indirectly by Borrower to the extent necessary to require consolidation of its annual statements with those of Borrower for financial reporting purposes in accordance with GAAP.

            SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

         II.   GENERAL TERMS

               SECTION 2.1 ADVANCES. From and including the Closing Date until the date that its thirty (30) days prior to the Maturity Date (the "FINANCING PERIOD"), subject to and upon the terms and conditions set forth herein, Lender may, in its sole and absolute discretion, make one or more Advances to Borrower pursuant to this Agreement; provided, however, that (1) Lender will have no obligation to make any such Advances under any circumstances, (2) the making of any such Advances will not obligate Lender to make any further Advances, and (3) in no event will Lender make Advances totaling in excess of $30,000,000 (the "MAXIMUM LOAN AMOUNT") to Borrower hereunder.

               SECTION 2.2 THE NOTE. The Loan shall be evidenced by the Note of Borrower. The Loan shall bear interest and shall be subject to repayment as provided in the Note and in Section 2.4 hereof. The holder of the Note shall be entitled to the benefits of this Agreement.

               SECTION 2.3 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan solely to fund its working capital requirements and to repay indebtedness of the Borrower or any Subsidiaries thereof, the proceeds of which were used by Borrower or such Subsidiaries solely to fund the working capital requirements of the Borrowers or such Subsidiaries (if applicable).

               SECTION 2.4 LOAN REPAYMENT AND PREPAYMENT. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon at the Applicable Interest Rate up to (but excluding) the date of repayment. Borrower may, at its option and upon ten (10) Business Days' prior written notice from Borrower to Lender, prepay the Debt in whole or in part without payment of any other premium or penalty.

               SECTION 2.5 RECOURSE. The Obligations are full recourse obligations of Borrower.

               SECTION 2.6 DEFAULT RATE. Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive, and Borrower shall pay to Lender, interest on the entire unpaid principal sum of the Loan and any other amounts due at the Default Rate. Interest at the Default Rate, to the extent not paid, shall be added to the Debt. This Section, however, shall not be construed as an agreement or privilege to extend the date of payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. Lender retains its rights under the Loan Documents to accelerate and to continue to demand payment of the Debt upon the occurrence of any Event of Default.

               SECTION 2.7 PAYMENTS AND COMPUTATIONS.

               2.7.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in immediately available funds by 11:00 a.m., Dallas, Texas time, on the date such payment is due, to Lender by deposit to a bank account specified by Lender from time to time in writing. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

               2.7.2 COMPUTATIONS. Interest payable hereunder or under the Note shall be computed on the basis of the actual number of days elapsed based upon a 360-day year.

               SECTION 2.8 RANKING AND SUBORDINATION. The Debt will rank senior to the MEI Holdings Loans as set forth in the MEI Holdings Subordination Agreement and the Debt will rank junior to the Foothill Loan as set forth in the Foothill Subordination Agreement.

         III.  CONDITIONS PRECEDENT

               SECTION 3.1 CONDITIONS PRECEDENT TO EACH ADVANCE. Without limiting the Lender's ability to require Borrower to satisfy other conditions in Lender's sole and absolute discretion, Lender's willingness to make each Advance hereunder may be conditioned upon the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the date such Advance is requested:

               (a) Advance Request. Borrower shall have delivered to Lender a written request for the Advance (such request, the "ADVANCE REQUEST"). The Advance Request shall indicate the proposed amount of the Advance requested by Borrower and the date on which Borrower requests Lender to make the Advance. In the event Lender requires a specific written form of the Advance Request, Borrower agrees to use such reasonable form proposed by Lender.

               (b) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed and no Material Adverse Change shall have occurred.

               (c) Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case duly executed and delivered on behalf of Borrower.

               (d) Related Documents. The MEI Holdings Subordination Agreement, the Foothill Subordination Agreement, the Foothill Consent and each additional document not specifically referenced herein, but requested by Lender and relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved originals thereof.

               (e) Delivery of Organizational Documents. Borrower shall have delivered or caused to be delivered to Lender certified copies of all such organizational documentation related to Borrower as Lender may request in its sole discretion, including, without limitation, such good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

               (f) Completion of Proceedings. All corporate consents, resolutions and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

               (g) Financial Statements. Lender shall have received a certified copy of the Borrower's certified financial statements for such periods as Lender may request.

               (h) Certificates and Legal Matters. Such certificates and documentation relating to the Advance (including, without limitation, all corporate and other proceedings) as Lender shall reasonably require, all documents and all legal matters in connection with the Advance shall be reasonably satisfactory in form and substance to Lender.

               (i) Advance Certificate. Lender shall have received a certificate (the "ADVANCE CERTIFICATE") executed by an authorized officer, general partner or managing member of the Borrower, as applicable, certifying, as of the date of the Advance, as to (i) the matters set forth in this Section 3.1, and (ii) the principal amount outstanding under the Notes, after taking into account the requested Advance. In the event Lender requires a specific written form of the Advance Certificate, Borrower agrees to use such reasonable form proposed by Lender.

               (j) Expenses. Borrower shall have paid all reasonable out of pocket expenses of the transactions to be consummated on the date of the Advance, including, without limitation, all reasonable attorneys' fees, appraisal fees, accounting fees, consultant fees, and other expenses of Lender.

               (k) Amendments to Loan Documents. Borrower shall execute such amendments to the Loan Documents as reasonably requested by Lender, to ensure that the Loan Documents secure the Loan after giving effect to the requested Advance, and such amendments shall be in form and substance satisfactory to Lender.

               (l) No Injunction. On the date of the requested Advance, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened which, in the good faith judgment of Lender, would enjoin, prohibit or restrain, or impose or result in the imposition of, any material adverse condition upon the making or repayment of the Advance or the Loan, or the consummation of the transactions contemplated by this Agreement or the other Loan Documents.

               (m) Acceptance of Borrowings. The acceptance by Borrower of the proceeds of the Advance shall constitute a representation and warranty by Borrower to Lender that all of the conditions to be satisfied under this Section
3.1 in connection with the making of the Advance have been satisfied or waived by Lender.

               (n) Form of Documents and Related Matters. The certificates, agreements, and other documents and papers referred to in this Section 3.1 shall be delivered to Lender in form and substance reasonably satisfactory to Lender.

         IV.   REPRESENTATIONS AND WARRANTIES

               SECTION 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as follows as the Closing Date, except as otherwise disclosed in Borrower's Disclosure Documents:

               (a) Organization. Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Georgia, with requisite corporate power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

               (b) Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which Borrower or any Subsidiary is a party or by which any of Borrower's or any Subsidiary's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower, any Subsidiary or any of their respective properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

               (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Subsidiary, which actions, suits or proceedings, if determined against Borrower or any Subsidiary, might result in a Material Adverse Change.

               (e) Agreements. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, any Subsidiary or Borrower's or any Subsidiary's business, properties or assets, operations or condition (financial or otherwise). Neither Borrower nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any agreement or instrument, material to Borrower or any Subsidiary, to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound.

               (f) Full and Accurate Disclosure. No statement of fact made by Borrower (i) in this Agreement or in any of the other Loan Documents, (ii) in any Disclosure Document, or (iii) in any written materials relating to the business, operations or condition (financial or otherwise) of Borrower or any Subsidiary that have been supplied by or on behalf of Borrower or any Subsidiary to Lender in connection with the Loan (other than financial projections in respect of which no representation is made) contains (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits (or omitted, as the case may be) to state any material fact necessary to make the statements contained herein or therein not misleading.

               (g) No Plan Assets. Borrower is not an "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition,
(i) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

               (h) Financial Information.

                           (i) All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, (A) are true, complete and correct in all material respects, (B) accurately present the financial condition of Borrower as of the date of such reports, and (C) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on Borrower. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in such financial statements.

                           (ii) All federal and state income tax returns have been filed by Borrower and each Subsidiary and there are no income taxes due and owing by Borrower or any Subsidiary.

               (i) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable laws or by the terms and conditions of this Agreement or the other Loan Documents.

               (j) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

               (k) No Outstanding Preferred Stock. There is no issued and outstanding preferred stock of Borrower of any series.

               SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any Obligations or other amounts remain owing to Lender by Borrower under this Agreement, the Note or any of the other Loan Documents and thereafter for so long as any shares of Series E Preferred Stock remain issued and outstanding. All representations, warranties, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         V.   AFFIRMATIVE COVENANTS

              SECTION 5.1 BORROWER COVENANTS. From the date hereof and until payment and performance in full of all Obligations of, and all other amounts due and owing by, Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

              5.1.1 EXISTENCE; COMPLIANCE WITH LAW. Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its own and each of its Subsidiaries' existence and material rights, licenses, permits and franchises, and (ii) comply with all laws applicable to it and each of its Subsidiaries. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in, and material to, the conduct of its business, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

              5.1.2 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or any Subsidiary which might result in a Material Adverse Change.

              5.1.3 NOTICE OF MATERIAL ADVERSE CHANGES AND DEFAULTS. Borrower shall promptly advise Lender in writing of any Material Adverse Change, Default or Event of Default of which Borrower has knowledge.

              5.1.4 COOPERATION IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

              5.1.5 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

              (a) furnish to Lender each and every document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of this Agreement or the other Loan Documents or reasonably requested by Lender in connection therewith;

              (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

              (c) do and execute, as appropriate, all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably require from time to time.

              5.1.6 FINANCIAL REPORTING.

              (a) Borrower will furnish to Lender annually, within 90 days following the end of each Fiscal Year, financial statements of Borrower for each such fiscal year, certified by the chief financial officer of Borrower, to have been prepared in accordance with GAAP, together with a certificate of such officer, addressed to Lender, stating that, to such officer's knowledge, no Event of Default is in existence. Such certified financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow.

              (b) Together with the foregoing, Borrower shall also deliver to Lender (A) Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports as filed under the Exchange Act, and any other filings made by Borrower with the U.S. Securities and Exchange Commission, as soon as the same are filed, (B) all other information, including financial reports, provided by Borrower to its Lenders, and (C) any other report reasonably requested by Lender relating to the financial condition of Borrower and its Subsidiaries.

              5.1.7 ESTOPPEL STATEMENTS. Within ten (10) days after any request by Lender, Borrower shall furnish Lender with an Officer's Certificate setting forth (A) the amount of the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the Applicable Interest Rate of the Note, (D) the date installments of interest and principal were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) assurances that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or, if modified, giving particulars of such modification.

              5.1.8 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan only for the purposes set forth in Section 2.3 hereof.

              5.1.9 OFFICE OF BORROWER. As long as the Debt remains outstanding, Borrower shall maintain an office or agency (which may be the principal executive offices of Borrower) where the Note may be presented for exercise of the Conversion Right, registration of transfer, division or combination as provided in this Agreement.

              5.1.10 AMENDMENT OF NOTE PRIOR TO CONVERSION UPON ADVICE OF INVESTMENT BANKER. If Lender so requests at any time prior to the conversion of the Debt into Series E Preferred Stock, Lender and the members of the Board of Directors of Borrower not affiliated with Lender or employed by Borrower will, within twenty (20) days after such request, select Merrill Lynch, Pierce Fenner & Smith Incorporated or, if such firm is unwilling or unable to serve, another nationally recognized investment banking firm (the "INVESTMENT BANKER") to advise Lender and Borrower (in a written term sheet, not a formal opinion) as to additional terms of the Note (not inconsistent with anything in this Agreement) that would be required to ensure that the proceeds to Lender of an immediate sale of the Note would be sufficient to repay the sum of (i) the then-outstanding Debt, and (ii) all third party costs that would be expected to be incurred by Borrower and Lender in an assumed secondary public offering by Lender of the Note (or replacement
                                       11
promissory notes evidencing the Debt), including, without limitation any SEC or other filing fees, printing expenses, underwriting discounts and fees and other fees and expenses (including attorneys' and accountants' fees and expenses). In its engagement of the Investment Banker, Borrower will obtain the Investment Banker's agreement to render such advice as promptly as is practicable and in no event later than thirty (30) days after the engagement commences. Within ten
(10) days after their receipt of the Investment Banker's advice, Borrower and Lender will amend and restate the Note, or issue replacement promissory notes, to incorporate such additional terms, which amended, restated or replacement instruments shall thereafter be collectively deemed to constitute the "Note" hereunder.

         VI.  NEGATIVE COVENANTS

              SECTION 6.1 BORROWER'S NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all Obligations of, and all other amounts due and owing by, Borrower under the Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following without Lender's prior written consent:

              (a) Dissolution. Borrower shall not dissolve, terminate or liquidate.

              (b) Operations of Borrower. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than its present business and activities related or incidental thereto.

              (c) Principal Place of Business. Borrower shall not change its principal place of business set forth in Section 9.7 without first giving Lender thirty (30) days prior written notice.

              (d) Other Indebtedness. Borrower shall not create, incur or assume any debt other than the Debt and other indebtedness not to exceed $500,000 in the aggregate.

              (e) Release of Claims. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

              (f) Amendments to Articles of Incorporation. Borrower shall not amend the Articles of Incorporation of Borrower in any way, whether by amending the terms of the Certificate of Designations or any other provision of such Articles of Incorporation, that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Series E Preferred Stock, and the qualifications, limitations or restrictions thereof, whether by direct amendment or in connection with or pursuant to a merger, consolidation or any other transaction involving any change in such Articles of Incorporation.

              (g) Dividends. Borrower shall not declare or pay any dividends on, or make any other distributions in respect of, any other shares of capital stock of Borrower, including any Junior Stock.

              (h) Redemptions. Borrower shall not redeem or purchase or otherwise acquire for consideration any shares of any Junior Stock (except in connection with the exercise of employee stock options).

              (i) Issuance of Capital Stock. Borrower shall not authorize, designate or issue any shares of capital stock ranking prior or superior to, or on parity with, the Series E Preferred Stock with respect to dividends, liquidation preference or other distributions or upon liquidation, dissolution or winding up of Borrower (except to employees of Borrower under Borrower's stock option or long term incentive plans).

              (j) Mergers. Borrower shall not effect any merger, consolidation, combination, recapitalization, reorganization or other transaction in which shares of capital stock of any class of Borrower are converted into or exchanged for cash, stock or securities of Borrower or any other entity or other property.

              (k) Changes to Series E Preferred Stock. Borrower shall not subdivide or otherwise change shares of Series E Preferred Stock into a different number of shares whether in a merger, consolidation, combinations, recapitalization, reorganization or otherwise.

              (l) Issuance of Series E Preferred Stock. Borrower shall not issue any shares of Series E Preferred Stock other than upon conversion of the Debt pursuant to this Agreement.

              (m) Acquisition of Stock by Subsidiaries. Borrower shall not permit any Subsidiary of Borrower to purchase or otherwise acquire for consideration any shares of stock of Borrower unless Borrower could purchase or otherwise acquire such shares at such time and in such manner in accordance with the restrictions set forth in this Section 6.1.

         VII. DEFAULTS

              SECTION 7.1 EVENT OF DEFAULT.

              7.1.1 Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

              (a) any principal of or interest on the Debt, or any other Obligation, is not paid within five (5) days of the date such principal and/or interest payment on the Debt or other Obligation is due.

              (b) any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of Borrower to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty was not intentional or grossly negligent and is capable of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender.

              (c) Borrower shall make an assignment for the benefit of creditors.

              (d) a receiver, liquidator or trustee shall be appointed for Borrower, or Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Borrower, or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty (60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be.

              (e) Borrower shall attempt to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents.

              (f) Borrower shall breach any of its covenants contained in Sections 5.1 and 6.1 hereof.

              (g) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in this Section 7.1.1, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other Default; provided, however, that if such non-monetary Default is capable of being cured but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30- day period and thereafter diligently and expeditiously proceeds to cure the same, such 30- day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

              (h) there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

              (i) Borrower or any Subsidiary shall be in default with respect to indebtedness in excess of $100,000 or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness of such person, if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due or to be prepaid in full (whether by redemption, purchase or otherwise) prior to its stated maturity.

              (j) Any final non-appealable judgment is rendered against Borrower and/or any Subsidiary in excess of $100,000 and Borrower fails to satisfy such judgment within the earlier of (a) ten (10) days after the date such judgment is rendered or (b) the date the judgment creditor commences the process to execute and recover on said judgment.

                  7.1.2 Upon the occurrence of an Event of Default (other than an Event of Default described in subsections (c), (d) or (e) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan

Documents or at law or in equity, take such action, without notice or demand, as Lender deems advisable to protect and enforce its rights against Borrower, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (c), (d) or (e) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, notwithstanding anything contained herein or in any other Loan Document to the contrary.

                  SECTION 7.2 REMEDIES. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any collateral for the Loan. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                  SECTION 7.3 REMEDIES CUMULATIVE. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lender while an Event of Default has occurred and is continuing, including, but not limited to, interest at the Default Rate, late charges or any escrowed amount, may be applied by Lender to payment of the Debt in any order or priority that Lender in its sole discretion may elect.

         VIII.    CONVERSION OF THE DEBT.

                  SECTION 8.1 CONVERSION OF THE DEBT INTO SERIES E PREFERRED STOCK. Lender shall have the right (the "CONVERSION RIGHT"), at any time on or prior to the Maturity Date (or within five (5) business days thereafter in the case of (i) an acceleration of the Debt, or (ii) Borrower's failure to repay the Debt and all other Obligations in full on the Maturity Date), even if Borrower has previously delivered a notice of prepayment under Section 2.4 hereof, at its option, subject to the provisions of this Article VIII, to convert all or any part of the Debt into shares of Series E Preferred Stock. The amount of Debt to be converted must be an integral multiple of $100,000 unless the entire Debt is being converted. The number of shares of Series E Preferred Stock to be issued in such conversion will equal the quotient obtained by dividing the amount of the Debt, or such portion of the Debt to be converted, on the date of the Conversion Notice (defined below) by $100,000. All shares of Series E Preferred Stock issuable upon the exercise of the Conversion Right shall be validly issued, fully paid and nonassessable and without any preemptive rights.

                  SECTION 8.2 MANNER OF EXERCISE. Lender may exercise the Conversion Right on any Business Day, prior to 5:00 p.m. Dallas, Texas time, on or before the Maturity Date (or within five (5) Business Days thereafter in the case of (i) an acceleration of the Debt, or (ii) Borrower fails to repay the Debt and all other Obligations in full on the Maturity Date). In order to exercise the Conversion Right, Lender must (i) deliver to Borrower written notice of its election to exercise the Conversion Right (the "CONVERSION NOTICE"), and (ii) notify Borrower that it is ready, willing and able to surrender to Borrower the Note upon receipt of the certificates and, if applicable, the new Note described Section 8.3 below. The date of delivery of the Conversion Notice is the "CONVERSION DATE".

                  SECTION 8.3 ISSUANCE OF CERTIFICATES. As soon as practicable, and in any event within two (2) Business Days after the Conversion Date, Borrower will file the Certificate of Designations with the Secretary of State of Georgia (if not previously filed) and will execute, issue and deliver to Lender, upon Lender's tender of the Note to Borrower, a certificate or certificates representing the aggregate number of shares of Series E Preferred Stock to be issuable upon such conversion and, if the Conversion Right was exercised in part and either Borrower or Lender so requests, a new Note identical as to terms and conditions to the Note on the Conversion Date except as to reflect the new reduced principal amount thereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denominations as Lender shall request in the Conversion Notice and shall be registered in the name of Lender or such other name as Lender shall request in the Conversion Notice. The Note (or portion thereof for which the Conversion Right was exercised) shall be deemed to have been converted, and such certificate or certificates shall be deemed to have been issued, and Lender or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Conversion Date.

                  SECTION 8.4 SHAREHOLDER APPROVAL. If Lender is advised by nationally recognized or Lender's regular legal counsel that shareholder approval of the issuance of a new Note or the issuance of the Series E Preferred Stock upon conversion of the Note is required by law or by the rules of the Stock Exchange, Borrower will seek such shareholder approval at the earlier of the next annual or special meeting of the shareholders of Borrower after the date hereof, or if no such meeting is scheduled to be held within 60 calendar days after the date of the Conversion Notice, Borrower agrees to cause its secretary to call such special meeting within 30 calendar days after the date of the Conversion Notice at the place and upon the notice provided by law and in the Bylaws of the Company for the holding of meetings of shareholders. If any such special meeting required to be called as above provided has not been called by the secretary of Borrower within such 30 calendar day period, then Lender may call such meeting to be held at the place and upon the notice above provided, and for that purpose will have access to the stock ledger of Borrower. The foregoing remedy will not be deemed exclusive, and shall be in addition to all other rights and remedies available at law or equity to Lender.

                  SECTION 8.5 CONVERSION EXPENSES AND TAXES. No fees will be charged by Borrower to Lender with respect to any conversion hereunder. Borrower will be responsible for all of its and Lender's fees and expenses (including the Investment Banker's and any attorneys' fees and expenses) in connection with the conversion and any of the other actions described in this Article VIII. Borrower will also be responsible for all taxes and other governmental charges that may be imposed with respect to the issuance or delivery of the shares, unless such tax or charge is imposed by law upon Lender or transfer taxes are payable because the shares are to be issued in the name of a Person other than Lender, in which case such taxes or charges shall be paid by Lender.

                  SECTION 8.6 REGISTRABLE SECURITIES. The Note and the Series E Preferred Stock will be "Registrable Securities" under the Registration Rights Agreement of even date herewith by and between Borrower and Lender.

                  SECTION 8.7 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS; ANTI-DILUTION PROTECTION.

                  (a) In case Borrower shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where Borrower is not the surviving corporation or where there is a change in or distribution with respect to the preferred stock of Borrower), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of capital stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of capital stock of Borrower, then Lender shall have the right thereafter to receive, upon exercise of the Conversion Right, the number of shares of preferred stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and Other Property that would have been receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Series E Preferred Stock had the Note been converted into Series E Preferred Stock immediately prior to such event, it being agreed that if such event occurs before the Lender has exercised the Conversion Right, the Note shall be treated as being exercisable as of the date immediately prior to such event as if such date were the Conversion Date. In case of any such reorganization, reclassification, merger, consolidation, or disposition of assets, the successor or acquiring corporation (if other than Borrower) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the Note to be performed and observed by Borrower and all the obligations and liabilities hereunder, and the Note shall be convertible, on the terms set forth herein, for preferred stock of the successor or acquiring corporation having substantially identical terms to those set forth in the Certificate of Designations. For purposes of this Section 8.7, "preferred stock of the successor or acquiring corporation" shall mean capital stock having terms no less favorable to the holder thereof than the terms of the Series E Preferred Stock. The foregoing provisions of this Section 8.7. shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  (b) In the event that any time and from time to time (i) all or any part of the Debt is converted into shares of Series E Preferred Stock in accordance with this Article VIII and (ii) any event or circumstance occurs after the date hereof but prior to the date of any such conversion which, had it occurred after the issuance of such shares of Series E Preferred Stock, would have required an adjustment in the Conversion Rate Cap (as such term is defined in the Certificate of Designations) under Section 2.5.7 of the Certificate of Designations (or any other adjustment covered thereby), then in each such event the Borrower shall concurrently with each such conversion of Debt into shares of Series E Preferred Stock take such action as is reasonably necessary to ensure that the holder of such shares of Series E Preferred Stock is entitled to receive upon or in connection with the conversion of such shares of Series E Preferred Stock that additional number of shares of the common stock of Borrower (the "ADDITIONAL SHARES") that such holder would have been entitled to receive under the Certificate of Designations as a result of the occurrence of such event or circumstance if such holder had acquired such shares of Series E Preferred Stock on the date hereof. Such actions may include, among other things, the amendment by the Borrower of the Certificate of Designations to provide for the appropriate adjustment to the Conversion Rate Cap (or to provide for any other appropriate adjustments) or, in the event the Borrower does not reasonably believe that it is practicable to amend the Certificate of Designations, then such actions may include, in lieu of such an amendment, (i) the written agreement of the Borrower to issue to such holder such Additional Shares upon the exercise by such holder of such shares of Series E Preferred Stock, for a per share consideration of the Additional Shares not to exceed the then-current par value of such Additional Shares, (ii) the establishment by the Borrower of another series of convertible preferred stock and the issuance by the Borrower to the holder of that number of shares of such convertible preferred stock that would be convertible into the Additional Shares, with such shares of convertible preferred stock having a per share consideration not to exceed the then-current par value of such convertible preferred stock and with such shares being convertible solely in connection with the conversion of shares of Series E Preferred Stock, or (iii) the issuance by the Borrower to such holder, for no cash consideration, of warrants to acquire the Additional Shares, with such warrants having an exercise price not to exceed the then-current par value of the Additional Shares and with such warrants being exercisable solely in connection with the conversion of shares of Series E Preferred Stock.

                  (c) Nothing in this Section 8.7 shall be deemed to permit, or constitute Lender's consent to, any action that is otherwise prohibited by
Section 6.1 or any other provision hereof.

                  SECTION 8.8 NOTICES TO LENDER.

                  8.8.1 NOTICE OF ADJUSTMENTS. Whenever an event specified in
Section 8.7 shall occur, Borrower shall forthwith prepare a certificate to be executed by the chief financial officer of Borrower describing, in reasonable detail, the event requiring the giving of such notice and describing the number and kind of any other shares of stock or Other Property for which the Note is exercisable. Borrower shall promptly cause a signed copy of such certificate to be delivered to Lender. Borrower shall keep at its principal office referred to in Section 5.1.9. or the office or agency designated pursuant to Section 5.1.9. copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Lender or any prospective purchaser of a Note designated by a Lender thereof.

                  8.8.2 NOTICE OF CORPORATE ACTIONS. If at any time:

                  (a) Borrower shall take a record of the holders of its Series E Preferred Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Borrower) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of Borrower, any reclassification or recapitalization of the capital stock of Borrower or any consolidation or merger of Borrower with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Borrower to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Borrower;

then, in any one or more of such cases, Borrower shall give to Lender at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Series E Preferred Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Series E Preferred Stock shall be entitled to exchange their shares of Series E Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Lender at the last address of Lender appearing on the books of Borrower and delivered in accordance with Section 9.7.

                  SECTION 8.9 NO IMPAIRMENT. Borrower shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Lender against impairment. Without limiting the generality of the foregoing, Borrower will (a) not take any of the actions specified in Section
2.5.2 of the Certificate of Designation attached hereto as Exhibit "A", (b) take all such action as may be necessary or appropriate in order that Borrower may validly and legally issue fully paid and nonassessable shares of Series E Preferred Stock upon exercise of the Conversion Right and fully paid and nonassessable shares of common stock upon the conversion of the shares of Series E Preferred Stock, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Borrower to perform its obligations under the Note.

                  SECTION 8.10 RESERVATION AND AUTHORIZATION OF SERIES E PREFERRED STOCK AND COMMON STOCK. Borrower shall at all times reserve and keep available for issue upon the exercise of the Conversion Right such number of its authorized but unissued shares of Series E Preferred Stock as will be sufficient to permit the exercise in full of the Conversion Right and shall at all times reserve and keep available for issue upon the conversion of Series E Preferred Stock such number of its authorized but unissued shares of common stock as would be sufficient to permit the conversion in full of the Series E Preferred Stock (assuming conversion in full of the Debt into Series E Preferred Stock).

                  SECTION 8.11 TAKING OF RECORD; STOCK AND NOTE TRANSFER BOOKS. In the case of all dividends or other distributions by Borrower to the holders of its Series E Preferred Stock with respect to which any provision hereof refers to the taking of a record of such holders, Borrower will not at any time, except upon dissolution, liquidation or winding up of Borrower, close its stock transfer books or Note transfer books so as to result in preventing or delaying the exercise of any Conversion Right or the transfer of any Note.

                  SECTION 8.12 LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Lender to purchase shares of Series E Preferred Stock, and no enumeration herein of the rights or privileges of Borrower hereof, shall give rise to any liability of Lender for the purchase price of any Series E Preferred Stock or as a stockholder of Borrower, whether such liability is asserted by Borrower or by creditors of Borrower.

         IX.      MISCELLANEOUS

                  SECTION 9.1 TRANSFER, DIVISION AND COMBINATION.

                  9.1.1 TRANSFER. If the Lender should decide to dispose of the Note (in whole or in part), the Lender understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Borrower or (iii) pursuant to an available exemption or exclusion from the registration requirements of the Securities Act. In connection with any transfer of the Note other than pursuant (i) to an effective registration statement, (ii) to the Borrower, (iii) to an affiliate of the Lender which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, or (iv) in reliance on Rule 144 under the Securities Act, the Borrower may require that the transferor provide to the Borrower an opinion, in form and substance reasonably satisfactory to the Borrower, of counsel experienced in the area of United States Securities laws selected by the transferor to the effect that such transfer does not require registration of the Note under the Securities Act. Transfer of the Note and all rights thereunder, in whole or in part, shall be registered on the books of Borrower to be maintained for such purpose, upon surrender of the Note at the principal office of Borrower referred to in Section 5.1.10 or the office or agency designated by Borrower pursuant to Section 5.1.10, together with a written assignment of the Note duly executed by Lender and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Borrower shall execute and deliver a new Note or Notes in the name of the assignee or assignees and in the denominations specified in such instrument or assignment, and shall issue to the assignor a new Note evidencing the portion of the Note not so assigned, and the surrendered Note shall promptly be canceled. A Conversion Right in a new Note that has been assigned may be exercised by a new Lender for the purchase of shares of Series E Preferred Stock without having the new Note issued. The Note (and any new Notes issued from time to time under this Section 9.1.1) will contain a legend governing restrictions upon the disposition of such Note imposed by applicable securities laws. Such legend will be removed by the Borrower by delivery of substitute Notes without such legend in the event that such legend is no longer required for purposes of applicable securities laws upon receipt by the Borrower of an opinion of counsel to the effect that such legend is no longer so required.

                  9.1.2 DIVISION AND COMBINATION. The Note may be divided or combined with other Notes upon presentation thereof at the aforesaid office or agency of Borrower, together with a written notice specifying the names and denominations in which new News are to be issued, signed by Lender. Subject to compliance with Section 9.1.1. as to any transfer which may be involved in such division or combination, Borrower shall execute and deliver a new Note or Notes in exchange for the Note or Notes to be divided or combined in accordance with such notice.

                  9.1.3 EXPENSES. Borrower shall prepare, issue and deliver at its own expense (other than transfer taxes required to be paid by Lender under Section 9.1.1., if any) the new Note or Notes under this Section 9.1.

                  9.1.4 MAINTENANCE OF BOOKS. Borrower agrees to maintain, at its aforesaid office or agency, books for the registration and the registration or transfer of the Notes.

                  SECTION 9.2 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid or any other Obligations or other amounts remain owing under the Loan Documents unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 9.3 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove any document or action, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such document or action or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                  SECTION 9.4 GOVERNING LAW.

                  9.4.1 THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF TEXAS, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF TEXAS, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE OR ARE TO BE DISBURSED FROM THE STATE OF TEXAS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF ANY LIENS

AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF TEXAS SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                  9.4.2 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF DALLAS, COUNTY OF DALLAS, TEXAS, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY AGREE THAT SERVICE OF PROCESS UPON AN OFFICER OF BORROWER AT BORROWER'S ADDRESS SET FORTH IN SECTION 9.7 HEREOF AND WRITTEN NOTICE OF SUCH SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF TEXAS. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN DALLAS, TEXAS (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN DALLAS, TEXAS OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 9.5 MODIFICATION; WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 9.6 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 9.7 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with receipt of delivery, or (c) facsimile (with acknowledged transmission), addressed as follows:

                  If to Borrower:   Malibu Entertainment Worldwide, Inc.
                                    717 North Harwood, Suite 1650,
                                    Dallas, Texas 75201
                                    Attn:    Chief Financial Officer
                                    Facsimile: (214) 210-8702

                  If to Lender:     SZ Capital, L.P.
                                    Texas Commerce Tower,
                                    2200 Ross Ave., Suite 4200-W,
                                    Dallas, Texas  75201
                                    Attn:    Secretary/Treasurer
                                    Facsimile:  (214) 220-4948

or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon acknowledged transmission (if a copy thereof is also sent by another method authorized hereunder) on a Business Day.

                  SECTION 9.8 TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                  SECTION 9.9 HEADINGS. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 9.10 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 9.11 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 9.12 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable law, permitted to waive the giving of notice. To the fullest extent permitted by applicable law, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 9.13 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 9.14 EXPENSES. Borrower covenants and agrees to pay, or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan

Documents on its part to be performed or complied with after the Closing Date, including, without limitation, performance of its Obligations upon receipt of a Conversion Notice from Lender and confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) the filing and recording of the Loan Documents, and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                  SECTION 9.15 EXHIBITS AND SCHEDULES INCORPORATED. Any exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 9.16 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 9.17 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

                  9.17.1 Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any collateral other than that of secured party or Lender.

                  9.17.2 This Agreement and the other Loan Documents (unless otherwise expressly provided therein) are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the willingness of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 9.18 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  SECTION 9.19 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender may engage in the business of real estate, entertainment and amusement financings and other transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 9.20 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 9.20 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 9.21 LOSS OR MUTILATION. Upon receipt by Borrower from Lender of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, Borrower will execute and deliver in lieu hereof a new Note of like tenor to Lender; provided, in the case of mutilation, no indemnity shall be required if the Note in identifiable form is surrendered to Borrower for cancellation.

                  SECTION 9.22 PRIOR AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND

ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES THERETO.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                           SZ CAPITAL, L.P.,
                           a Delaware limited partnership

                              By:  SZ GENPAR, L.P.
                                   its general partner

                                   By:  HH GenPar Partners, its general partner

                                        By: Hampstead Associates, Inc.,
                                            a managing general partner



                                            By: /s/ KURT C. READ
                                               ---------------------------------
                                            Name:   Kurt C. Read
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------



                           MALIBU ENTERTAINMENT WORLDWIDE, INC.
                           a Georgia corporation



                           By: /s/ Richard N. Beckert
                              --------------------------------------------------
                                   Richard N. Beckert
                                   Chief Executive Officer

                                   EXHIBIT "A"

             CERTIFICATE OF DESIGNATIONS OF SERIES E PREFERRED STOCK


                            ARTICLES OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                      MALIBU ENTERTAINMENT WORLDWIDE, INC.



         In accordance with Section 14-2-1006 of the Georgia Business Corporation Code (the "Code"), Malibu Entertainment Worldwide, Inc., a Georgia corporation (the "Company"), hereby certifies as follows:

         1. The name of the corporation is Malibu Entertainment Worldwide, Inc.

         2. No shares of the Company's Series E Preferred Stock, as designated by the Articles of Amendment of the Company's Articles of Incorporation filed on March 29, 1996 with respect to the designation of the terms of Series E Preferred Stock of the Company, have been issued by the Company.

         3. In accordance with the authority of the Company's Board of Directors (the "Board") pursuant to Section 14-2-602 of the Code and the Articles of Incorporation of the Company (the "Charter"), the Board hereby amends the number of shares and the powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions of the unissued series of Preferred Stock, no par value, previously designated by the Board as Series E Preferred Stock of the Company in their entirety, in addition to those set forth in the Charter, by deleting Section 2.5 in its entirety and by substituting in lieu thereof the following:

                      2.5 Series E Preferred Stock. Five thousand shares of Preferred Stock, no par value, of the Company are designated as "Series E Preferred Stock" having the voting powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, are as set forth below (the "Series E Preferred").

                      2.5.1 Dividends and Distributions. (a) The holders of shares of Series E Preferred, in preference to the holders of Common Stock (the "Common Stock") and of any other class or series of preferred or other capital stock of the Company ("Junior Stock"), will be entitled to receive dividends at an annual rate of $9,000 per share, payable quarterly in arrears on the 15th day of each of January, April, July and October of each year (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next day that is not a legal holiday) (the "Dividend Payment Date"), commencing with the date of the first issuance of any shares of the Series E Preferred (the "Initial Issuance Date"), prior and in preference to any declaration or payment of any dividend on Junior Stock (other than a dividend or distribution solely in shares of Common Stock and then only with Class E approval prior thereto as provided in Section 2.5.2(b)(ii)). Such dividends will be cumulative and accrue with respect to each share of Series E Preferred from date of issuance of such share of Series E Preferred (the "Dividend Commencement Date"), whether or not declared by the Board and whether or not there are funds of the Company legally available for payment of such dividends. No accrued or accumulated dividends on the Series E Preferred will bear interest. Except as set forth in Sections 2.5.1(b)(i), 2.5.6, 2.5.7 and 2.5.8 hereof, the Company will have no obligation to pay such dividends unless so declared by the Board and unless funds are legally available therefor.

                           (b) Any dividends accruing prior to January 1, 2004 may at the election of the Board in its sole discretion be paid (i) by the issuance as of the Dividend Payment Date of additional shares of fully paid, nonassessable Series E Preferred having an aggregate liquidation preference equal to the amount of such accrued dividends or
         (ii) in cash. In the event that dividends are declared and paid by the issuance of additional shares of Series E Preferred as provided in the previous sentence, such dividends will be deemed paid in full and will not accumulate. The Company will deliver certificates representing shares of Series E Preferred issued pursuant to Section 2.5.1(a)(i) promptly after the Dividend Payment Date.

                           (c) From and after January 1, 2004, dividends accrued and payable pursuant to Section 2.5.1(a) will be payable in cash only and will be cumulative from and after such date.

                           (d) Each dividend will be payable to holders of record as they appear on the stock books of the Company on the last day of each fiscal quarter of the Company.

                           2.5.2 Voting Rights. Holders of Series E Preferred will have no voting rights and their consent will not be required for taking any corporate action except (a) as otherwise required by law or provided elsewhere herein and (b) that, if any share of Series E Preferred is then outstanding, the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Series E Preferred, voting together as a single class (a "Class E Approval"), will be required in order for the Company to:

                           (i) Amend the Charter in any way, whether by amending
                  the terms of this Section 2.5 or any other provision of the Charter, that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Series E Preferred, and the qualifications, limitations or restrictions thereof, whether by direct amendment or in connection with or pursuant to a merger, consolidation or any other transaction involving any change in the Charter;

                           (ii) Declare or pay any dividends on, or make any
                  other distributions in respect of, any other shares of capital stock of the Company, including any Junior Stock;

                           (iii) Redeem or purchase or otherwise acquire for
                  consideration any shares of any Junior Stock (except in connection with the exercise of employee stock options);

                           (iv) Issue any shares of capital stock ranking prior
                  or superior to, or on parity with, the Series E Preferred with respect to dividends or other distributions or upon liquidation, dissolution or winding up of the Company (except to employees of the Company under the Company's stock option or long term incentive plans);

                           (v) Effect any merger, consolidation, combination,
                  recapitalization, reorganization or other transaction in which shares of capital stock of any class of the Company are converted into or exchanged for cash, stock or securities of the Company or any other entity or other property (whether or not any provision of Section 2.5.7 is applicable to such transaction) or any transaction referred to in Section 2.5.7(f);

                           (vi) Subdivide or otherwise change shares of Series E
                  Preferred into a different number of shares whether in a merger, consolidation, combinations, recapitalization, reorganization or otherwise (whether or not any provision of Section 2.5.7 is applicable to such transaction); or

                           (vii) Issue any shares of Series E Preferred other
                  than pursuant to the Loan Agreement, dated November 16, 1998, between the Company and SZ Capital, L.P.

         The Company will not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could purchase or otherwise acquire such shares at such time and in such manner in accordance with the foregoing restrictions.

                           2.5.3 Voting Rights in Certain Circumstances.
         (a) If, for any reason,

                           (i) at any time after January 1, 2014, the sum of (A)
                  the total accrued and unpaid dividends on the Series E Preferred plus (B) $100,000 multiplied by the number of then-outstanding shares of Series E Preferred, exceeds $5 million;

                           (ii) at any time after January 1, 2004, the Board
                  does not declare or the Company does not pay all dividends accruing on or after January 1, 2004 in full in cash; or

                           (iii) at any time after the Initial Issuance Date
                  when the sum of (A) the total accrued and unpaid dividends on the Series E Preferred plus (B) $100,000 multiplied by the number of then-outstanding shares of Series E Preferred, exceeds $5 million, there shall have occurred or be continuing a Material Default;

         then, the holders of Series E Preferred will be entitled, at any annual meeting of the shareholders or any special meeting called for such purpose (which meeting will be called upon the request of the holders of a majority of the then-outstanding Series E Preferred), by a Class E Approval, to elect the smallest number (but not less than two) of members of the Board necessary to constitute a majority of the full Board (the "Board Representation Requirement"). The Company will notify all holders of Series E Preferred as promptly as possible after the occurrence of a Triggering Event of such occurrence and the material facts relating thereto.

                           (b) For purposes of Section 2.5.3, a "Material Default" means any of the following: (i) the Company or any of its subsidiaries defaults in any payment of principal of or interest on any Indebtedness (whether or not the giving of notice, the passage of time or any other event is required thereunder or has occurred), or the Company or any of its subsidiaries fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become due prior to any stated maturity of such Indebtedness or to be repurchased by the Company or any of its subsidiaries (whether of not the giving of notice, the passage of time or any other event is required thereunder or has not occurred) provided that the aggregate amount of all Indebtedness as to which such a payment default occurs and is continuing, or such failure or other event causing or permitting acceleration or repurchase shall occur and be continuing, exceeds $5 million (which Material Default will be deemed to be continuing regardless of whether the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) has given the Company a waiver of such Material Default); (ii) the Company has publicly disclosed, including in any filing with the Securities and Exchange Commission, that it will be unable to pay when due any Indebtedness in excess of $5 million in the aggregate and, prior to the exercise of the voting rights provided for in this Section 2.5.3, such Indebtedness is not paid or restructured or such statement is not substantially withdrawn; or (iii) a receiver, fiscal agent or similar officer has been appointed for the Company or any of its subsidiaries, in a proceeding under the Bankruptcy Act or in any other proceeding under state or federal law in which a court or governmental agency has assumed jurisdiction over substantially all of the assets or business of the Company or any of its subsidiaries, such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental body or an order confirming a plan of reorganization, arrangement or liquidation has been entered by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of the Company or any of its subsidiaries. For purposes of Sections 2.5.3(b) and 2.5.8, "Indebtedness" means any liability or obligation of the Company (whether primary or secondary as a guarantor or other surety other than arising out of the endorsement of checks for collection in the ordinary course of business) for borrowed money, for the deferred purchase price of any asset (other than inventory in the ordinary course of business), under a capitalized lease or ground lease and any other liability or obligation which would be required by generally accepted accounting principles to be shown as indebtedness on a balance sheet of the Company, whether or not evidenced by a note, bond or similar instrument and "subsidiary" means any entity the financial results of which are consolidated with the Company's financial results under generally accepted accounting principles and specifically includes Malibu Centers, Inc. and any special purpose, bankruptcy-remote entity owned by the Company.

                           (c) Whenever the right to elect directors of the Company has accrued to the holders of Series E Preferred, the Company may, and upon the written request of the holders of record of at least 20% of the then-outstanding shares of Series E Preferred will, promptly satisfy the Board Representation Requirement by increasing the size of the Board and/or using reasonable efforts to secure the resignations of such number of directors as is necessary to enable the Series E Preferred designees to promptly be elected to the Board. If the Board Representation Requirement is not so satisfied, then, at any time after the right to elect directors has vested in the Series E Preferred pursuant to this Section 2.5.3, the Secretary of the Company may, and, upon the written request of the holders of record of at least 20% of the then-outstanding shares of the Series E Preferred, addressed to the Secretary at the principal office of the Company, will, call a special meeting of the holders of Series E Preferred for the election of the directors to be elected by them as herein above provided, to be held within 30 calendar days after such call and at the place and upon the notice provided by law and in the Bylaws of the Company for the holding of meetings of shareholders. If any such special meeting required to be called as above provided has not been called by the Secretary within 30 calendar days after receipt of any such request, then the holders of record of at least 20% of the then-outstanding Series E Preferred may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose will have access to the stock ledger of the Company. If any such special meeting has been called by the Secretary of the Company or by the holders of the Series E Preferred as above provided, and if the holders of at least a majority of the Series E Preferred then outstanding and entitled to vote at such meeting are present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of such Series E Preferred present or so represented at such meeting, the then-authorized number of directors of the Company will be increased by twofold plus one and, at such meeting, the holders of the Series E Preferred will be entitled to elect the additional directors so provided for, but any directors so elected will hold office only until their respective successors are duly elected and qualified at the annual meeting of shareholders or special meeting held in place thereof next succeeding their election, at which time their successors will be elected by vote of the holders of at least a majority of such Series E Preferred present or so represented at such meeting. The foregoing remedy will not be deemed exclusive, and shall be in addition to all other rights and remedies available at law or equity to the holders of Series E Preferred. The failure to exercise, or any delay in exercising any rights under this Section 2.5.3 as to a particular Triggering Event will not diminish or otherwise affect the rights hereunder.

                           (d) Each holder of a share of the Series E Preferred will be entitled to receive the same prior notice of any shareholders' meeting as provided to the holders of

         Common Stock in accordance with the Bylaws of the Company, as well as prior notice of all shareholder actions to be taken by legally available means in lieu of meeting, and will vote separately as a class to the extent herein provided. Fractional votes will be permitted, and any fractions will be counted in computing voting rights.

                           (e) Shares of Series E Preferred owned by the Company or any subsidiary of the Company will not be counted as outstanding for any purpose hereof.

                           2.5.4 Reacquired Shares. If permitted by law, any shares of Series E Preferred that are issued and thereafter cease to be issued and outstanding for any reason, whether because they are converted into Junior Stock as provided herein or are purchased or otherwise acquired by the Company in any manner whatsoever, will be restored to the status of authorized but unissued shares of preferred stock of the Company, including shares of Series E Preferred, and may be reissued as part of a new series of preferred stock of the Company subject to the conditions and restrictions on issuance set forth herein or in any other certificate of designations creating a series of preferred or any similar stock of the Company.

                           2.5.5 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series E Preferred shall have received $100,000 per share plus accrued and unpaid dividends. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

                           2.5.6 Redemption. (a) Redemption Price. Shares of Series E Preferred (i) will not be redeemable prior to January 1, 2002 and (ii) will be redeemable (to the extent not previously redeemed or converted and as to which no Conversion Notice has been delivered to the Company on or before the date fixed for redemption) at any time

                           (A) after January 1, 2002 and prior to or on January
                  1, 2003, at a price per share of $104,000 plus accrued and unpaid dividends through the date such redemption price is paid ("Accrued Dividends");

                           (B) after January 1, 2003 and prior to or on January
                  1, 2004, at a price per share of $103,000 plus Accrued Dividends;

                           (C) after January 1, 2004 and prior to or on January
                  1, 2005, at a price per share of $102,000 plus Accrued Dividends;

                           (D) after January 1, 2005 and prior to or on January
                  1, 2006, at a price per share of $101,000 plus Accrued Dividends; and

                           (E) after January 1, 2006, at a price per share of
                  $100,000 plus Accrued Dividends.

                           (b) Redemption Procedures. At least 30 calendar days and not more than 60 calendar days prior to the date fixed for any redemption of Series E Preferred, written notice ("Redemption Notice") will be given by the Company by first class mail, postage prepaid, to each holder of record of Series E Preferred on the record date fixed for such redemption by the Board at such holder's address as it appears on the stock books of the Company, provided that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Series E Preferred except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

                           (i) the redemption price;

                           (ii) whether all or fewer than all of the outstanding
                  shares of Series E Preferred are to be redeemed and the total number of shares of Series E Preferred being redeemed;

                           (iii) the date fixed for redemption by the Board,
                  which date will occur within the applicable redemption period specified in clause (a) above (the "Redemption Date");

                           (iv) the place or places and manner in which the
                  holder is to surrender his or her certificate(s) to the Company; and

                           (v) that dividends on the shares of Series E
                  Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the redemption price.

         Upon surrender of the certificate(s) representing shares of Series E Preferred that are the subject of redemption pursuant to Section 2.5.6(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full redemption price for such shares will be paid in cash to the person or entity whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired. In the event that fewer than all of the shares represented by any one certificate are redeemed, a new certificate will be issued representing the unredeemed shares.

                           (c) On and after the Redemption Date, unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Series E Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price, provided, however, that if a Redemption Notice has been given as provided in Section 2.5.6(b) and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) have been irrevocably deposited in trust with a bank having an aggregate shareholders' equity of at least $5.0 billion for the equal and ratable benefit of all holders of shares of Series E Preferred that are to be redeemed, then, at the close of business on the day on which such funds are deposited in trust, dividends on the Series E Preferred to be redeemed will cease to accumulate and the holders thereof will cease to be shareholders of the Company and be entitled only to receive the redemption price.

                           (d) If the funds of the Company legally available for redemption of shares of Series E Preferred on the date scheduled for a redemption are insufficient to redeem the total number of shares of Series E Preferred to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based on their holdings of Series A Preferred. The shares of Series A Preferred not redeemed will remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series A Preferred, such funds will immediately be used to redeem the balance of the shares that the Company has become obligated to redeem on any scheduled redemption date that it has not redeemed.

                           2.5.7 Conversion. (a) Conversion Rate. At any time on or after January 1, 2000, each share of the Series E Preferred will be convertible, at the option of the holder thereof, into the number of fully paid and nonassessable shares of Common Stock determined, subject to adjustment as described below, by dividing $100,000 plus the total accrued and unpaid dividends through the date of conversion by the Conversion Price. As used herein, "Conversion Price" means the lesser of (i) $2.50 (the "Conversion Rate Cap") and (ii) 1.2 multiplied by the Sales Price for the 20 consecutive Trading Days ending two full Trading Days prior to the date that a Conversion Notice with respect thereto is received by the Company; "Conversion Rate" means the number of shares of Common Stock into which each share of Series E Preferred may be converted; "Sales Price" with respect to any period of time means the
         (x) volume times the sales prices for each regular way trade during the measurement period divided by the total volume during such period (referred to as the "volume weighted average" on the Bloomberg News Service and derived therefrom, or, if such service no longer publishes such information or ceases to exist, such alternative service as the Board may select in good faith) or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system, quotation system or such other similar system of the Stock Exchange as reported on the Bloomberg News Service, or, if such service no longer publishes such information or ceases to exist, such alternative service as the Board may select in good faith, (y) if on any such date the Common Stock is not traded or quoted by any Stock Exchange, the average of the closing bid and asked prices furnished by a professional market maker making a market in the Common Stock selected by the Board in good faith, or (z) if no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined by the Board in good faith; "Stock Exchange" means the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the National Association of Securities Dealers, Inc. Automated Quotation System or any similar national system on which the Common Stock is quoted or traded; and "Trading Day" means any day on which the Stock Exchange is open for trading or, if the Common Stock is not listed or admitted to trading on any Stock Exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           (b) No Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series E Preferred and, if any shares of Series E Preferred surrendered by a holder, in the aggregate, for conversion would otherwise result in a fractional share of Common Stock, then such fractional share will be redeemed at the then-effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                           (c) Mechanics of Conversion. Before any holder of shares of Series E Preferred will be entitled to convert the same into shares of Common Stock, such holder must deliver a written notice (a "Conversion Notice") to the attention of the Secretary or Treasurer of the Company at the Company's principal place of business of its desire to exercise its rights to convert, specifying the number of shares of Series E Preferred to be converted and the holder's calculation of the Conversion Rate. Such computation will be deemed correct for all purposes hereof absent manifest error. In the event of any disagreement between the Company and the holder as to the correct Conversion Price, the Conversion Price will be finally determined by an investment banking or brokerage firm selected by the holder, the fees and expenses of which will be paid by the Company. Such conversion will be deemed to have been made as of the close of business on the fifth business day after such notice has been so delivered or such other date as the holder exercising such conversion right and the Company agree. The Company will, promptly upon receipt of all certificates representing Series E Preferred as have been issued to such holder that are to be converted, issue the appropriate number of shares of Common Stock to such holder. All certificates issued upon the exercise of the conversion will contain a legend governing restrictions upon the disposition of such shares imposed by applicable securities laws. Such legend will be removed by the Company by delivery of substitute certificates without such legend in the event that such legend is no longer required for purposes of applicable securities laws upon receipt by the Company of an opinion of counsel to the effect that such legend is no longer so required.

                           (d) Adjustment for Subdivisions or Combinations of Common Stock. In the event that the Company at any time or from time to time after the Initial Issuance Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate Cap will be increased or decreased proportionately.

                           (e) Adjustments for Dividends, Distributions on Common Stock. In the event the Company at any time or from time to time after the Initial Issuance Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (a "Common Stock Distribution") payable in additional shares of Common Stock or other securities or rights (other than the rights, options or warrants offered to Series E Preferred pursuant to Section 2.5.7(g)) that are convertible into or entitling the holder thereof to receive additional shares of Common Stock (such other securities or rights, "Common Stock Equivalents") without payment of any consideration by such holder of such Common Stock Equivalents for the additional shares of Common Stock, without a proportionate and corresponding dividend or other distribution to holders of Series E Preferred calculated as if all of the Series E Preferred had been converted in accordance with the terms hereof as of the record date for such dividend or other distribution, then and in each such event, the Conversion Rate Cap will be decreased as of the time of such issuance or, in the event such a record date will have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate Cap by a fraction,

                           (i) the numerator of which will be the total number
                  of (A) shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus (B) the maximum number of shares of Common Stock (not including any shares described in clause (ii)(B) immediately below) issuable upon conversion or exercise of all outstanding Common Stock Equivalents as of immediately prior to the time of such issuance or the close of business on such record date (the sum of the shares described in clauses (A) and (B) immediately above, the "Outstanding Shares"); and

                           (ii) the denominator of which will be the total
                  number of (A) Outstanding Shares, plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents;

         provided, however, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate Cap will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate Cap will be adjusted pursuant to this Section 2.5.7(e) as of the time of actual payment of such dividends or distributions; (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease or increase in the number of shares of Common Stock issuable upon conversion or exercise thereof, the Conversion Rate Cap computed upon the original issue thereof, and any subsequent adjustments based thereon, will, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate Cap computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, will, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or
         (iv) in the event of issuance of Common Stock Equivalents which expire by their terms not more than 60 calendar days after the date of issuance thereof, no adjustments of the Conversion Rate Cap will be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment will be made in the manner provided in this Section 2.5.7(e). The adjustments provided for in this
         Section 2.5.7(e) will be made successively whenever any such dividend or distribution is made.

                           (f) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2.5.7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such capital reorganization, merger, consolidation or sale, proper provision will be made so that the holders of the Series E Preferred will thereafter be entitled to receive upon conversion of the Series E Preferred the number of shares of stock, securities or assets of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the Common Stock deliverable upon conversion of Series E Preferred would have been entitled on such capital reorganization, merger, consolidation or sale (regardless of whether the Series E Preferred is then-convertible and assuming a Conversion Price of $2.50 if such conversion is so deemed to occur prior to January 1, 2004). In any such case, appropriate adjustment will be made in the application of the provisions of this Section 2.5.7 with respect to the rights of the holders of the Series E Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section
         2.5.7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series E Preferred) will be applicable after that event as nearly equivalent as may be practicable. This provision will apply to successive capital reorganizations, mergers, consolidations or sales.

                           (g) Rights Offering. If at any time or from time to time the Company shall offer to any of the holders of Common Stock any right, option or warrant to acquire additional shares of capital stock of the Company, then each holder of a share of then-outstanding Series E Preferred will be entitled to receive rights, options or warrants to acquire such number of additional shares of capital stock of the Company as such holder would have been entitled to receive had such holders of Series E Preferred been converted immediately prior to the record date for the offering of such rights, options or warrants, at the Conversion Rate then in effect or, if prior to January 1, 2000, at a Conversion Rate using a deemed Conversion Price of $2.50.

                           (h) No Adjustment. No adjustment to the Conversion Rate Cap will be made if such adjustment would result in a change in the Conversion Rate Cap of less than 0.001%. Any adjustment of less than 0.001% which is not made will be carried forward and will be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 0.001% or more in the Conversion Rate Cap.

                           (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate Cap pursuant to this Section 2.5.7, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Company to verify such computation and prepare and furnish to each holder of Series E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will, upon the written request at any time of any holder of Series E Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series E Preferred.

                           (j) Reservation of Stock Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series E Preferred such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series E Preferred; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of the Series E Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

                           2.5.8 Repurchase Upon Change in Control. (a) In the event of a Change in Control or if the Company enters into a definitive agreement providing for a Change in Control, the Company will, within 30 calendar days after such Change in Control or the execution of such an agreement, offer to purchase each then-outstanding share of Series E Preferred for an amount per share equal to $100,000 plus accrued and unpaid dividends through the date of purchase. Within 10 calendar days after such Change in Control or the execution of such an agreement, the Company will provide written notice to holders of Series E Preferred at such holder's address as it appears on the stock books of the Company. The Company will extend such offer for a period of 20 business days after commencing such offer and will purchase any shares tendered to the Company pursuant to such offer at the end of such 20 business day period. Dividends will cease to accrue with respect to shares of Series E Preferred tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the date such shares are purchased and paid for by the Company.

                           (b) A "Change in Control" will be deemed to occur upon (i) the occurrence of an event which would constitute under the applicable loan documentation a "change in control" or similar event requiring prepayment of $5 million or more of Indebtedness of the Company or any of its subsidiaries (regardless of whether the lender or holder of any such Indebtedness will have waived its right to require such prepayment), or (ii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a MEI Affiliate becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors ("Voting Stock"), whether directly by a stock purchase or indirectly through a merger, consolidation, recapitalization or similar transaction; provided, however, that no event described in clause (ii) above will constitute a "Change of Control" (A) until such time as MEI Affiliates have sold for cash or cash equivalents at least 50% of the Voting Stock (or, if applicable, the securities into which

         Voting Stock is converted in any merger, consolidation, recapitalization or similar transaction) owned by them as of the Initial Issuance Date and MEI Affiliates are no longer entitled to elect a majority of the members of the Board or the Board of Directors of any successor entity in any such merger, consolidation, recapitalization or similar transaction or (B) the transaction that would otherwise constitute a "Change of Control" has received Class E Approval prior to the consummation of such transaction. As used herein, "MEI Affiliate" means, collectively, MEI Holdings, L.P., SZ Capital, L.P. and any person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such entities.

                           2.5.9 Fractional Shares. Series E Preferred may be issued in fractions of a share which will entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Preferred.

                           2.5.10 Rank. The Series E Preferred will rank senior as to all capital stock of the Company, including all Junior Stock, in each case as to the payment of dividends or other distributions or upon liquidation, dissolution or winding up.

                           2.5.11 Notice to Holders. Any notice given by the Company to holders of record of Series E Preferred will be effective if addressed to such holders at their last addresses as shown on the stock books of the Company and deposited in the U.S. mail, sent first-class, and will be conclusively presumed to have been duly given, whether or not the holder of the Series E Preferred receives such notice.

                           2.5.12 Amendment of Terms of Series E Preferred. Upon request of the holders of a majority of the then-outstanding shares of Series E Preferred, the Company will amend the terms of the Series E Preferred as set forth herein, or issue a new series of preferred stock in exchange for such Series E Preferred, in order to make the terms of the Series E Preferred, in the opinion (which need not be written) of a nationally recognized financial advisor selected by the holders of a majority of the then-outstanding shares of Series E Preferred, consistent with terms applicable generally to preferred stock being issued in the public securities markets by companies with comparable credit characteristics to the Company, provided, however, that no amendment or other change will be made under this Section 2.5.12 to the dividend rate, Conversion Rate or Conversion Price applicable to the Series E Preferred.

                           2.5.13 Certain Limitations. Notwithstanding any other provision in the Charter or applicable law to the contrary, (a) the vote of any holder of Series E Preferred will not be affected by any direct or indirect interest of the holder or any affiliate or associate or other person or entity in the matter under consideration or any other matter, (b) holders of Series E Preferred will have only the rights set forth herein and will have no fiduciary or similar rights, and (c) no holder of Series E Preferred or any affiliate or associate thereof will have any liabilities or obligations to any other person or entity, including without limitation any other holder of Series E Preferred or any other class or series of capital stock of the Company, by reason of the giving or withholding of any vote or consent hereunder or otherwise, it being the expectation and intention that such vote or consent will be so given or withheld in the sole discretion of such holder regardless of the effect thereof on any other person or entity.

                           2.5.14 Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series E Preferred will be deemed contract rights enforceable by them, including without limitation, by one or more actions for specific performance.

                  IN WITNESS WHEREOF, this amendment to the Certificate of Designations is executed on behalf of the Company as of this __th day of ____________, ___.



                                     ----------------------------------------
                                     Title:

                                   EXHIBIT "B"

                            FORM OF CONVERSION NOTICE


         The undersigned is the holder of the "Note" as described in that certain Loan Agreement dated as of November 16, 1998 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the"LOAN AGREEMENT") by and between SZ CAPITAL, L.P., a Delaware limited partnership, as lender, and MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation, as borrower. Capitalized terms not otherwise defined herein have the meaning given to them by the Loan Agreement.

         This is a Conversion Notice. The undersigned hereby irrevocably elects to convert the amount of the Debt described below into _______ shares of Series E Preferred Stock of Malibu Entertainment Worldwide, Inc., a Georgia corporation (the "COMPANY") according to the conditions hereof, as of the date written below.

Conversion calculations:
                                 -----------------------------------------------
                                 Date to Effect Conversion ("Conversion Date")


                                 -----------------------------------------------
                                 Balance of Outstanding Debt



                                 -----------------------------------------------
                                 Amount of Debt to be Converted



                                 -----------------------------------------------
                                 Number of Shares of Series E Preferred Stock to be Issued (Amount of Debt to be Converted/ 100,000 rounded up to nearest whole share)



                                 -----------------------------------------------
                                 Amount of New Note to be Issued (if applicable)

         EXECUTED this ___ day of ______, _____.

                                 ----------------------------------------------,
                                 a
                                  ----------------------------------------------

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:
                                      Address: